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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
OrCAD, Inc.:

  We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-04811, 333-15099 and 333-15145) of OrCAD, Inc. of our
reports dated January 27, 1998 relating to the consolidated balance sheets of OrCAD, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1997, which reports appear in the December 31, 1997 Annual Report on Form 10-KSB of OrCAD, Inc.

                                       KMPG PEAT MARWICK LLP

Portland, Oregon
March 30, 1998